UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2023

Moatable, Inc.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-35147

Cayman Islands	45 West Buchanan Street, Phoenix, Arizona, 85003	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(833) 258-7482
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 45 Class A ordinary shares	MTBL	The New York Stock Exchange
Class A ordinary shares, par value $0.001 per share*	MTBL	The New York Stock Exchange

* Not for trading, but only in connection with the listing on The New York Stock Exchange of American depositary shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Departure and Appointment of Directors

On October 26, 2023, Moatable, Inc. (the “Company”) announced Lin Cong’s resignation as a member of the Board of Directors (the “Board”) of the Company, effective as of October 23, 2023. Mr. Cong resigned for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same date, the Board appointed Rebecca Polak to serve as a director of the Company, effective as of October 26, 2023. Ms. Polak will also serve as a member of the audit committee and the corporate governance and nominating committee, as well as chair of the compensation committee. The Board has determined that Ms. Polak is an independent director under the listing standards of the New York Stock Exchange (“NYSE”) and meets the additional eligibility requirements for audit committee members, corporate governance and nominating committee members and compensation committee members pursuant to the NYSE listing standards and the applicable rules of the Securities and Exchange Commission.

Ms. Polak, age 53, is a seasoned executive and board advisor who brings a demonstrable record of driving business strategy and execution and technology transformation, with expertise across areas including M&A and IPOs, compliance and regulation, cybersecurity and privacy and P&L enhancement for both established companies and those in the startup space. Ms. Polak currently serves as an independent director of RumbleOn, Inc. (Nasdaq: RMBL) and chair of its compensation committee. Ms. Polak served as Chief Commercial Officer and General Counsel of CarLotz, Inc. (now known as Shift Technologies, Inc.) from October 2020 to June 2022. Previous roles include various leadership positions at KAR Auction Services, Inc. (now OPENLANE) such as Chief Legal Officer, President of TradeRev, Secretary of KAR, and Executive Vice President and General Counsel between April 2007 and October 2019. Her career also includes serving as Assistant General Counsel, Assistant Secretary, and Vice President at ADESA, Inc. from 2005 to 2007, and corporate and securities law practice with Krieg DeVault and Haynes and Boone. Polak holds a JD, cum laude, from Southern Methodist University Dedman School of Law and a BA in English from Indiana University Bloomington.

Ms. Polak is eligible to receive certain cash and equity compensation that all of the Company’s non-employee directors receive under the Company’s director compensation policy, as described under the section titled “Director Compensation” in the Company’s annual proxy statement filed on April 14, 2023.

The annual cash compensation of Ms. Polak is $34,000, payable each quarter. The amount of cash actually paid to a director will be prorated to reflect the duration of her service time in the year. The Board also granted Ms. Polak a restricted share unit award of 2,153,115 Class A ordinary shares that are equivalent to 47,847 American depositary shares (NYSE: MTBL), each currently representing 45 Class A ordinary shares, which will vest in equal monthly installments over four years from October 26, 2023, subject to her continued service as a member of the Board through each such vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Ms. Polak. The indemnification agreement provides, among other things, that the Company will indemnify Ms. Polak for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form F-1 (File No. 333-173548), as amended, as originally filed on April 15, 2011, and is incorporated herein by reference.

There are no family relationships between Ms. Polak and any Company director or executive officer, and no arrangements or understandings between Ms. Polak and any other person pursuant to which she was selected as a director. There are no related party transactions between the Company and Ms. Polak which would require disclosure under Item 404 of Regulation S-K.

Appointment of Michael Schifsky as Interim Chief Financial Officer

The Company previously announced the departure of Chris Palmer in the position of Chief Financial Officer (“CFO”), effective as of October 16, 2023. On October 26, 2023, the Board appointed Michael Schifsky as the Interim CFO, effective as of October 26, 2023.

Mr. Schifsky, age 63, currently serves as an executive consultant with Vaco, LLC (“Vaco”), a company that provides senior level financial professionals on an interim basis. Mr. Schifsky has over three decades of financial and operational management experience. His background includes executive roles in organizations ranging from large established public companies to small and mid-sized rapid growth enterprises where he gained critical experience in leadership, organizational development, capital formation, mergers and acquisitions, SEC reporting, and corporate governance. Since 2018, Mr. Schifsky has served as an independent financial advisor to various mid-sized company’s including Array Technologies, Inc., a Nasdaq traded global supplier of solar tracking systems, Devi Holdings, a private equity backed retailer of consumer based health products, and WageWorks, Inc, a NYSE traded provider of consumer directed benefit programs. Mr. Schifsky began his career in Philadelphia office of Ernst and Young, an international public accounting firm where he earned his CPA. He holds a B.S. in accountancy from Villanova University. There is no family relationship between Mr. Schifsky and any director or executive officer of the Company.

The Company has entered into an agreement with Vaco, pursuant to which the Company will pay an hourly rate of $225 directly to Vaco.

There is no arrangement or understanding between Mr. Schifsky and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Mr. Schifsky, and Mr. Schifsky has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Moatable, Inc. dated October 26, 2023
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOATABLE, INC.

		By:	/s/ Joseph Chen
Date:	October 26, 2023		Joseph Chen
Chief Executive Officer and Director